Exhibit 99.1

For further information:

Robert Sigler

Vice President and Chief Financial Officer

586.920.0100

Universal Truckload Services, Inc. Reports Revenue and Net Income for the Thirteen Weeks and Year Ended December 31, 2009

Warren, MI – February 25, 2010 — Universal Truckload Services, Inc. (NASDAQ: UACL) today announced financial results for the thirteen weeks and year ended December 31, 2009.

For the thirteen weeks ended December 31, 2009, operating revenues decreased 21.0%, or $37.1 million, to $139.8 million from $177.0 million for the thirteen weeks ended December 31, 2008. Included in operating revenues are fuel surcharges of $11.1 million and $20.2 million for the thirteen weeks ended December 31, 2009 and December 31, 2008, respectively. Net income decreased 33.3%, or $0.9 million, to $1.8 million, or $0.11 per basic and diluted share for the thirteen weeks ended December 31, 2009, from $2.6 million, or $0.16 per basic and diluted share, for the thirteen weeks ended December 31, 2008. Included in net income for the thirteen weeks ended December 31, 2008 were $0.6 million, or $0.04 per basic and diluted share, of after-tax charges for other-than-temporary impairments of marketable equity securities classified as available for sale.

Universal’s truckload revenue for the thirteen weeks ended December 31, 2009 decreased by 10.2% to $88.0 million from $97.9 million in the corresponding period of 2008. Included in truckload revenue for the thirteen weeks ended December 31, 2009 is $10.7 million of revenue from our third quarter 2009 acquisition. Brokerage revenue for the thirteen weeks ended December 31, 2009 decreased by 42.6% to $31.1 million from $54.2 million in the corresponding period of 2008. Included in brokerage revenue for the thirteen weeks ended December 31, 2009 is $2.0 million of revenue from our 2009 acquisitions. Intermodal revenue for the thirteen weeks ended December 31, 2009 decreased by 16.4% to $20.8 million from $24.9 million in the corresponding period of 2008.

For the year ended December 31, 2009, operating revenues decreased 33.7%, or $256.3 million, to $503.2 million from $759.5 million for the year ended December 31, 2008. Included in operating revenues are fuel surcharges of $35.9 million and $101.3 million for 2009 and 2008, respectively. Net income decreased 67.1%, or $10.0 million, to $4.9 million, or $0.31 per basic and diluted share for 2009, from $14.9 million, or $0.93 per basic and diluted share, for 2008. Included in net income for 2009 were $0.8 million, or $0.05 per basic and diluted share, of after-tax charges for other-than-temporary impairments of marketable equity securities classified as available for sale, compared to $2.2 million, or $0.14 per basic and diluted share of similar charges in 2008.

Universal’s truckload revenue in 2009 decreased by 28.4% to $313.6 million from $438.2 million in the corresponding period of 2008. Included in truckload revenue in 2009 is $17.1 million from our acquisitions completed since the second quarter of 2008. Brokerage revenue in 2009 decreased by 45.8% to $112.9 million from $208.3 million in the corresponding period of 2008. Included in brokerage revenue in 2009 is $3.1 million from our acquisitions completed since the first quarter of 2008. Intermodal revenue in 2009 decreased by 32.1% to $76.7 million from $113.0 million in the corresponding period of 2008. Included in Intermodal revenue in 2009 is $0.8 million from our acquisitions completed in the first half of 2008.

“In 2009 our challenge became one of managing costs on a significantly smaller revenue scale, without compromising services to our customers,” stated Universal’s President and CEO Don Cochran. “It meant that our agents, independent contractors and employees all shared in the downside of the worst transportation recession most of us have ever seen. As revenue incrementally improves, our business model will allow for improved performance, not only for us, but for our business partners as well. We are optimistic that 2010 will show signs of this improvement and allow UTSI to remain a top provider of diverse transportation services for our customers.”

Universal Truckload Services, Inc. is primarily an asset light provider of transportation services to shippers throughout the United States and in the Canadian provinces of Ontario and Quebec. The Company’s trucking services include both flatbed and dry van operations and the Company provides rail-truck and steamship-truck intermodal support services. The Company also offers truck brokerage services.

Some of the statements contained in this press release might be considered forward-looking statements. These statements identify prospective information. Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. These forward-looking statements are subject to a number of factors that may cause actual results to differ materially from the expectations described. Additional information about the factors that may adversely affect these forward-looking statements is contained in the Company’s reports and filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.

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UNIVERSAL TRUCKLOAD SERVICES, INC.

Unaudited Condensed Consolidated Statements of Income

(In thousands, except per share data)

	Thirteen Weeks Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Operating revenues:
Truckload	$87,953	$97,915	$313,573	$438,203
Brokerage	31,095	54,176	112,914	208,289
Intermodal	20,801	24,877	76,743	113,025

Total operating revenues	139,849	176,968	503,230	759,517

Operating expenses:
Purchased transportation	106,071	137,386	378,008	592,982
Commissions expense	9,614	11,953	33,953	47,333
Other operating expense	3,421	2,504	10,316	9,510
Selling, general, and administrative	10,854	13,281	44,232	52,036
Insurance and claims	4,241	4,472	17,348	21,388
Depreciation and amortization	2,633	2,516	10,354	9,638

Total operating expenses	136,834	172,112	494,211	732,887

Income from operations	3,015	4,856	9,019	26,630
Interest income (expense), net	(133)	(54)	(266)	12
Other non-operating income (expense)	104	(608)	(733)	(2,387)

Income before provision for income taxes	2,986	4,194	8,020	24,255
Provision for income taxes	1,229	1,561	3,120	9,369

Net income	$1,757	$2,633	$4,900	$14,886

Earnings per common share:
Basic	$0.11	$0.16	$0.31	$0.93
Diluted	$0.11	$0.16	$0.31	$0.93
Weighted average number of common shares outstanding:
Basic	15,980	16,028	15,982	16,073
Diluted	15,980	16,028	15,982	16,077

UNIVERSAL TRUCKLOAD SERVICES, INC.

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	December 31,
	2009	2008
Assets
Cash and cash equivalents	$953	$28,767
Marketable securities	15,721	8,808
Accounts receivable – net	63,352	70,590
Other current assets	9,598	9,948

Total current assets	89,624	118,113
Property and equipment – net	76,246	61,334
Other long-term assets – net	35,741	32,100

Total assets	$201,611	$211,547

Liabilities and shareholders’ equity
Total current liabilities	$40,305	$40,040
Total long-term liabilities	6,881	7,030

Total liabilities	47,186	47,070
Total shareholders’ equity	154,425	164,477

Total liabilities and shareholders’ equity	$201,611	$211,547

UNIVERSAL TRUCKLOAD SERVICES, INC.

Summary of Operating Data

(Unaudited)

	Thirteen Weeks Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

Average number of tractors provided by owner-operators
Truckload	2,669	2,819	2,707	2,803
Intermodal	647	765	680	815

Total	3,316	3,584	3,387	3,618

Truckload Revenues:
Average operating revenues per loaded mile (1)	$2.24	$2.79	$2.28	$2.84
Average operating revenues per loaded mile, excluding fuel surcharges (1)	$2.01	$2.34	$2.07	$2.32
Average operating revenues per load (1)	$963	$1,107	$962	$1,079
Average operating revenues per load, excluding fuel surcharges (1)	$864	$927	$873	$881
Average length of haul (1)(2)	429	397	422	380
Number of loads (1)	91,299	88,473	325,927	406,284

Brokerage Revenues:
Average operating revenues per loaded mile (1)	$2.03	$2.64	$1.96	$2.52
Average operating revenues per load (1)	$1,277	$1,567	$1,171	$1,486
Average length of haul (1)(2)	629	594	598	589
Number of loads (1)	22,467	31,983	88,895	125,432

Intermodal Revenues:
Drayage (in thousands)	$19,025	$22,478	$69,395	$102,984
Depot (in thousands)	$1,776	$2,399	$7,348	$10,041

Total (in thousands)	$20,801	$24,877	$76,743	$113,025

Average operating revenues per loaded mile	$3.32	$3.82	$3.37	$4.44
Average operating revenues per loaded mile, excluding fuel surcharges	$2.96	$3.09	$3.03	$3.54
Average operating revenues per load	$298	$334	$286	$338
Average operating revenues per load, excluding fuel surcharges	$265	$270	$257	$269
Number of loads	63,903	67,211	242,927	304,869

(1)	Excludes operating data from CrossRoad Carriers, Inc. and D. Kratt International, Inc. in order to improve the relevance of the statistical data related to our truckload and brokerage services and improve the comparability to our peer companies.
(2)	Average length of haul is computed using loaded miles.